SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X) Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                   FNB CORP.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                    FNB CORP.

                                101 Sunset Avenue
                         Asheboro, North Carolina 27203


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         Notice is hereby given that the regular Annual Meeting of Shareholders of FNB Corp. (the "Corporation") will be held at the AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, on Tuesday, the 12th day of May, 1998, at one o'clock p.m., preceded by a buffet luncheon beginning at 12:15 p.m., for the following purposes:

         1. To elect three Class III Directors to serve for three-year terms expiring at the Annual Meeting in 2001.

         2. To consider approval of an amendment to the Corporation's Articles of Incorporation to increase the number of authorized common shares from 5,000,000 to 10,000,000.

         3. To consider approval of an amendment to the Corporation's Stock Compensation Plan to increase the number of common shares covered by the Plan from 360,000 to 720,000.

         4. To consider ratification of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Corporation for the 1998 fiscal year.

         5. To consider and act upon any other business as may come before the meeting or any adjournment thereof.

         All shareholders are invited to attend the meeting. Only those shareholders of record at the close of business on March 26, 1998, shall be entitled to notice of the meeting and to vote at the meeting.

         Information relating to the activities and operations of FNB Corp. during the fiscal year ended December 31, 1997, is contained in the Corporation's Annual Report, which is enclosed.


                                    By Order of the Board of Directors



                                    Michael C. Miller
                                    President

APRIL 13, 1998

YOUR BOARD OF DIRECTORS URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BY NOTIFYING THE SECRETARY OF FNB CORP. IN WRITING PRIOR TO THE VOTING OF THE PROXY.

                                 PROXY STATEMENT


                               GENERAL INFORMATION

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of FNB Corp. (the "Corporation" or "FNB") for use at the Annual Meeting of Shareholders to be held on May 12, 1998. The principal executive offices of the Corporation are located at its wholly-owned subsidiary, First National Bank and Trust Company (the "Bank"), 101 Sunset Avenue, Asheboro, North Carolina 27203 (Telephone: 336-626-8300). This proxy statement and the enclosed form of proxy were first sent to shareholders on or about April 13, 1998.

     A proxy may be revoked by the person giving it by delivering a written notice to the Corporation prior to the meeting or by personally requesting that it be returned. The shares represented by all properly executed proxies received by the Corporation in time to be taken to the meeting will be voted; and, if a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If a specification is not made, the proxy will be voted for the proposals set forth in the Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Corporation or Bank without additional compensation therefor. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Corporation Common Stock held of record by such person, and the Corporation will reimburse such forwarding expenses. The Corporation will pay the costs of solicitation of proxies.

     On March 18, 1998, the Corporation paid a 100% stock dividend with respect to its outstanding Common Stock. All numbers of shares and share prices with respect to Common Stock and stock options have been adjusted in this proxy statement to reflect the stock dividend.

            VOTING SECURITIES OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     Only holders of record of FNB Common Stock at the close of business on March 26, 1998 (the "Record Date"), are entitled to a notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the Record Date, there were 3,650,686 shares of FNB Common Stock issued and outstanding.

     Each share is entitled to one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote is necessary to constitute a quorum.

     The Corporation is not aware of any holders of more than 5% of the outstanding shares of FNB Common Stock as of March 26, 1998.

                               EXECUTIVE OFFICERS

     The current executive officers of the Corporation and of the Bank are as follows:

NAME                 AGE     POSITION IN CORPORATION     POSITION IN BANK
----                 ---     -----------------------     ----------------

Michael C. Miller    47      President and Chief         President and Chief
                             Executive Officer           Executive Officer

Jerry A. Little      54      Treasurer and Secretary     Senior Vice President
                                                         and Secretary

     The above officers have held executive positions with the Corporation or the Bank for at least the past five years. Officers are elected annually by the Board of Directors.

                              ELECTION OF DIRECTORS

     The bylaws of the Corporation provide that the number of directors shall consist of not less than nine nor more than twenty-five, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. The Board of Directors has set the total number of directors at 10, all of whom will be elected at the 1998 Annual Meeting or were previously elected and will remain in office after that meeting.

     The Board of Directors is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class III of the Board of Directors are to be elected at this Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote for the three nominees listed below for directors of the Corporation in Class III, unless authority so to vote is withheld. Each nominee is at present a member of the Board of Directors. Class III directors will serve for three-year terms expiring at the 2001 Annual Meeting or until their successors shall be elected and shall qualify. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

     The following information is furnished with respect to the nominees for election as directors of the Corporation in Class III, and for the directors in Classes I and II whose terms expire at the Annual Meetings occurring in 1999 and 2000, respectively. Each nominee for Class III director and each director presently serving in Classes I and II also serves as a director of the Bank.

                        NOMINEES FOR CLASS III DIRECTORS

             NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS
                     EXPIRING AT THE ANNUAL MEETING IN 2001

                         OCCUPATION                    DIRECTOR
NAME                     LAST FIVE YEARS               SINCE           AGE
----                     ---------------               -----           ---

James M. Campbell, Jr.   President and                 1984            59
                         Treasurer, Sew
                         Special, Inc.
                         (1979 - Present)

Thomas A. Jordan         President, Michael            1984            58
                         Thomas Furniture
                         Company
                         (1983 - Present)

Michael C. Miller        President and Chief           1992            47
                         Executive Officer of
                         the Corporation
                         (1994 - Present);
                         Chief Executive Officer
                         of the Bank
                         (1994 - Present);
                         President of the Bank
                         (1991 - Present);
                         Vice President, Treasurer
                         and Secretary of the
                         Corporation
                         (1986 - 1993);
                         Director,
                         B. B. Walker Company

                              DIRECTORS IN CLASS I

                              DIRECTORS WITH TERMS
                     EXPIRING AT THE ANNUAL MEETING IN 1999

                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE
----                                ---------------                             -----                     ---
James M. Culberson, Jr.             Chairman of the Board                       1974                      69
                                    of the Corporation
                                    (1984 - Present); Chairman of the Board of
                                    the Bank (1974 - Present); President of the
                                    Corporation (1984 - 1993); Chief Executive
                                    Officer of the Bank (1991 - 1993)

J. M. Ramsay III                    President,                                  1989                      50
                                    Elastic Therapy, Inc.
                                    (1989 - Present)

Charles W. Stout, M.D.              Retired;                                    1989                      65
                                    Family Physician
                                    (1962 - 1996)

Earlene V. Ward                     Secretary and Treasurer,                    1976                      66
                                    Mid-State Motors, Inc.
                                    (1991 - Present);
                                    Secretary,
                                    Vestal Motor Co.
                                    (1991 - 1997)

                              DIRECTORS IN CLASS II

                              DIRECTORS WITH TERMS
                     EXPIRING AT THE ANNUAL MEETING IN 2000

                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE
----                                ---------------                             -----                     ---

W. L. Hancock                       President and                               1973                      62
                                    Treasurer,
                                    Hancock Farms, Inc.
                                    (Purebred Cattle)
                                    (1987 - Present)



                                       4

                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE
----                                ---------------                             -----                     ---

R. Reynolds Neely, Jr.              Planning Director,                          1980                      44
                                    City of Asheboro
                                    Planning Department
                                    (1989 - Present)

Richard K. Pugh                     Chairman of the Board,                      1988                      63
                                    Pugh Oil Company, Inc.
                                    (1990 - Present)

     In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Corporation may recommend.

COMMITTEES OF THE BOARD

     The Board of Directors holds regular monthly meetings to conduct the normal business of the Corporation and meets on other occasions when required for special circumstances. In addition, certain board members serve on standing committees. Among these committees are the Audit and Compliance, Compensation and Nominating Committees, whose members and principal functions are as follows:

     AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee reviews significant audit and accounting principles, policies and practices and meets with the audit manager relative to internal audit functions and with the Independent Auditors to review the performance of the audit manager and internal controls and accounting procedures. The committee also reviews significant regulatory compliance matters and meets with the compliance officer relative to the compliance management function. Additionally, the committee reviews regulatory reports filed with the Federal Reserve Board and Comptroller of the Currency. Members of this committee are Directors Neely, Hancock and Ramsay. The Audit and Compliance Committee met six times during the 1997 fiscal year.

     COMPENSATION COMMITTEE. The Compensation Committee deals in broad terms with personnel matters and reviews the compensation of the senior officers of the Corporation and Bank. Members of this committee are Directors Campbell, Neely, Pugh and Ward. The Compensation Committee met once during the 1997 fiscal year.

     NOMINATING COMMITTEE. The Board of Directors, as a group, serves as the Nominating Committee and in that capacity recommends nominees for election to the Board. Qualified candidates recommended by shareholders will be considered by the Board. In order for a candidate recommended by a shareholder to be considered as a nominee at the next annual meeting, the name of such candidate, together with a written description of the candidate's qualifications must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 14, 1998.

     During the fiscal year ended December 31, 1997, the Board of Directors held a total of 14 meetings. Each Director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he or she served.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1997, 1996 and 1995, the cash and certain other compensation paid to or received or deferred by persons who were at December 31, 1997 the chief executive officer of the Corporation and the other officers of the Corporation whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                        ANNUAL COMPENSATION       COMPENSATION
                                                        -------------------       ------------
                                                                                    SECURITIES
                                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION                                                      STOCK OPTIONS   ALL OTHER
ON DECEMBER 31, 1997                        YEAR       SALARY        BONUS            (#)       COMPENSATION
------------------------------------        ----       ------        -----       -------------  ------------
Michael C. Miller, President and            1997      $175,008     $42,281         10,000          $6,430 (1)
Chief Executive Officer of the              1996       162,504      35,848         15,000           6,430
Corporation and Bank                        1995       137,496      36,750         10,000           8,042

     (1) Amount shown consists of $1,680 paid by the Bank pursuant to a Split Dollar Insurance Program for executives and $4,750 contributed by the Corporation to a 401(k) plan.

STOCK OPTIONS

     The following table provides details regarding stock options granted to the Named Executive Officers in the 1997 fiscal year. Information concerning stock options to directors is set forth under the heading "Director Compensation". The stock options were granted pursuant to the Corporation's Stock Compensation Plan.

                              OPTION GRANTS IN 1997

                                                                % OF
                                             NUMBER OF          TOTAL
                                             SECURITIES        OPTIONS
                                             UNDERLYING        GRANTED          EXERCISE
                                               OPTIONS            TO             OR BASE
                                               GRANTED        EMPLOYEES           PRICE        EXPIRATION
NAME                                           (#) (1)         IN 1997           ($/SH)           DATE
----                                        -------------     -----------       ---------      ----------
Michael C. Miller                              10,000            13.3%            $17.50        12/9/07

     (1) Incentive Stock Options exercisable one year after the grant date (December 10, 1997), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant.

     The following table shows the number of shares covered by exercisable and unexercisable options held by Named Executive Officers as of December 31, 1997. No options were exercised by Named Executive Officers in 1997.

                       OPTION VALUES AT DECEMBER 31, 1997

                               NUMBER OF SECURITIES
                                    UNDERLYING                     VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS AT
                              DECEMBER 31, 1997 (#)                DECEMBER 31, 1997 (1)
                          ---------------------------         -----------------------------
NAME                      EXERCISABLE   UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
----                      -----------   -------------         -----------    -------------
Michael C. Miller           16,000         34,000               $155,030      $215,020

     (1) The closing price of the Corporation's Common Stock on December 24, 1997, the last day the stock was traded in fiscal 1997, was $20.00.

PENSION PLAN

     The Bank maintains a Pension Plan for its employees. The aggregate amount set aside or accrued during the year ended December 31, 1997 for all benefits to be paid under the Plan in the event of retirement with respect to all employees, as a group, was $257,353. The contributions to the Plan are based on actuarial assumptions covering all employees, as a group, and the contributions attributable to officers as a group are not determinable. No outside director is included in the Pension Plan. As of January 1, 1998, the individual named in the Summary Compensation Table, Mr. Miller, had 12 credited years of service under such plan. The approximate annual retirement benefits beginning at the normal retirement age of 65 to plan participants with salaries in the classifications indicated are listed in the table below. The benefit amounts listed in the following table reflect a straight life annuity. The benefit amounts listed in the table are subject to certain adjustments for participants who accrued benefits under the Plan prior to January 1, 1989.

                                              APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT
                                                  FOR YEARS OF SERVICE INDICATED (1)
ASSUMED AVERAGE                             ----------------------------------------------
COMPENSATION FOR
FINAL TEN YEARS            15 Years          20 Years          25 Years          30 Years         35 Years         40 Years
---------------            --------          --------          --------          --------         --------         --------
    $100,000                 21,893             29,190             36,488              43,786      51,083           56,083
     125,000                 28,080             37,440             46,801              56,161      65,521           71,771
     150,000                 34,268             45,690             57,113              68,536      79,958           87,458
     175,000                 40,455             53,940             67,426              80,911      94,396          103,146
     200,000                 46,643             62,190             77,738              93,286     108,833          118,833
     225,000                 52,830             70,440             88,051             105,661     123,271          134,521
     250,000                 59,018             78,690             98,363             118,036     137,708          150,208

     (1) Annual retirement benefits over $130,000 exceed the current maximum plan benefits under the Internal Revenue Code.

DIRECTOR COMPENSATION

     Directors, other than the Chairman of the Board, who are not also employees of the Corporation or Bank are paid $400 for each Board meeting they attend and receive an additional $200 for each committee meeting attended. In addition, each nonemployee director, other than the Chairman of the Board, is paid a monthly retainer of $400. The Chairman of the Board receives an annual fee of $50,000. Directors may elect to defer receipt of their fees and monthly retainers until their retirement from the Board. Any deferred fees and retainers become a general obligation of the Corporation to be credited with interest at the Bank's deposit rate applied to individual retirement accounts with a two-year term and priced on a monthly variable-rate basis, subject to a minimum rate of 5.5% per annum.

     On December 10, 1997, the Corporation granted to each nonemployee director a nonqualified stock option to purchase 2,000 shares of Common Stock at the price of $17.50 per share. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on date of grant. The stock options first become exercisable on December 10, 1998, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The options expire on December 9, 2007.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the President and Chief Executive Officer and management employees are reviewed by the Corporation's Compensation Committee (the "Committee"). Four nonemployee directors currently serve as members of the
Committee: James M. Campbell, Jr., Chairman, R. Reynolds Neely, Jr., Richard K. Pugh and Earlene V. Ward. In addition, compensation decisions regarding the President and other senior management employees are generally reviewed and ratified by the full Board of Directors.

COMPENSATION PHILOSOPHY

     The Corporation's compensation policies are designed to attract and retain competent management. The Board's goal is to provide competitive base salaries to the Corporation's and the Bank's management employees and to give them, as well as all other employees of the Corporation and the Bank, performance incentives to motivate superior performance on behalf of the Corporation and its shareholders. The Corporation has generally used two types of incentive compensation: annual cash bonuses based on the overall performance of the Bank and long-term compensation in the form of stock options. The Committee believes that linking long-term compensation to the value of the Corporation's Common Stock is especially effective because it aligns the interests of management with those of the Corporation's shareholders.

EXECUTIVE OFFICER COMPENSATION

     ANNUAL COMPENSATION. The Committee's recommendations for base salary for the President and other management employees are based on information available through industry sources regarding the compensation of executives of other institutions similar in size and in other respects to the Bank. The Committee considers annual cash bonuses as an integral part of the Corporation's financial incentive package to achieve the Corporation's goals. Bonuses are paid to all employees of the Bank based on the Bank's operating results for the year in a number of specific areas, with each employee receiving the same percentage of his or her base salary as every other employee. The goals for the year are generally adopted by the Committee at the beginning of the year. Goals are generally established for the growth in average loans and deposits, profit margins, noninterest income, loan quality and productivity. Senior management employees generally receive an additional bonus based on similar criteria in the discretion of the Board, based on the Committee's recommendations. For 1998, the President received total bonuses of $42,281. The Committee and the Board considered these bonuses appropriate in view of their overall assessment that the performance of President had been outstanding.

     LONG-TERM COMPENSATION. The Corporation's long-term incentive compensation awards are designed to encourage the retention of key executives and to align their interests with the interests of shareholders. Long-term compensation for the President and other management employees consists principally of stock options. The Corporation currently has a Stock Compensation Plan (the "Plan"), which provides for the grant of incentive and nonqualified options, stock bonuses and restricted stock. The Corporation believes that stock options granted under the Plan are performance-based and, therefore, deductible by the Corporation under Section 162(m) of the Internal Revenue Code. The Plan provides for other types of compensation, such as stock bonuses and restricted stock, which will be performance-based only if performance goals are established by the Committee in compliance with Section 162(m); no substantial stock bonuses of restricted stock have ever granted by the Committee. The Committee administers the Plan and determines, in its discretion, what stock grants will be made. Stock options were granted to the President and to other management employees in 1994, 1995, 1996 and 1997. For further information regarding the options granted to the President in 1997, see "Executive Compensation - Stock Options" above. The Committee believes that all grants to the President under the Plan are performance-based for purposes of Section 162(m).

           SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

           James M. Campbell , Jr., Chairman
           R. Reynolds Neely, Jr.
           Richard K. Pugh
           Earlene V. Ward

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION

     None of the members of the Compensation Committee has ever been an officer or employee of the Corporation or any of its subsidiaries or performs services for the Corporation or its subsidiaries other than as a director.

                                PERFORMANCE GRAPH

     The following graph and table compare the cumulative total shareholder return of FNB Common Stock for the five-year period ended December 31, 1997 with the SNL Southeast Bank Index and the Standard and Poors 500 Stock Index, assuming an investment of $100 at the beginning of the period and the reinvestment of dividends.



                              [GRAPH APPEARS HERE]



                                                                 As of December 31,
                            --------------------------------------------------------------------------------------
                              1992             1993            1994           1995            1996            1997
                              ----             ----            ----           ----            ----            ----
FNB Corp.                   $100.00          $124.03         $150.18         $234.01         $303.04        $413.32
SNL Southeast Bank Index     100.00           105.04          105.27          157.89          216.73         328.55
S&P 500 Index                100.00           110.08          111.53          153.44          188.52         251.44

                     INDEBTEDNESS OF OFFICERS AND DIRECTORS

     Certain of the directors and officers of the Corporation and Bank and companies with which they are affiliated were customers of and borrowers from the Bank in the ordinary course of business in 1997. Similar banking transactions are expected to take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers and did not involve more than normal risk of collectibility or contain other unfavorable features

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 19, 1998, certain information with respect to the beneficial ownership of FNB Common Stock by directors and by directors and executive officers as a group.

                                    AMOUNT AND NATURE OF
                                    BENEFICIAL OWNERSHIP           PERCENT
NAME AND ADDRESS                   MARCH 19, 1998  (1) (2)        OF CLASS
----------------                   -----------------------        --------

James M. Campbell, Jr.                        46,855                  1.28
Randleman, NC

James M. Culberson, Jr.                       37,748                  1.03
Asheboro, NC

W. L. Hancock                                 89,335                  2.45
Franklinville, NC

Thomas A. Jordan                              28,274                  0.77
Liberty, NC

Michael C. Miller                             23,989                  0.65
Asheboro, NC

R. Reynolds Neely, Jr.                       161,976      (3)         4.43
Asheboro, NC

Richard K. Pugh                                6,000                  0.16
Asheboro, NC

J. M. Ramsay III                              25,030                  0.69
Asheboro, NC

Charles W. Stout, M.D.                        25,740                  0.71
Asheboro, NC

Earlene V. Ward                               24,612                  0.67
Asheboro, NC

Directors and executive officers             475,825     (3)         12.89
  as a group (11 persons)

     (1) Includes shares held by directors' and executive officers' immediate families, including spouse and/or children residing in same household. Does not include 4,620 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer.

     (2) Includes shares subject to stock options exercisable as of March 19, 1998 or within 60 days thereafter for Mr. Campbell (3,000 shares), Mr. Culberson (3,000 shares), Mr. Hancock (2,400 shares), Mr. Jordan (3,000 shares), Mr. Miller (16,000 shares), Mr. Neely (3,000 shares), Mr. Pugh (3,000 shares), Mr. Ramsay (3,000 shares) and all directors and executive officers as a group (42,000 shares).

     (3) Includes 96,156 shares held of record by Mr. Neely's mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.

     Under the securities laws of the United States, the Corporation's directors, its executive officers, and any persons holding more than 10 percent of the Corporation's stock are required to report their ownership of the Corporation's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 1997. All of these filing requirements were satisfied by its directors, executive officers and 10 percent holders, except that each of the directors and executive officers of the Corporation inadvertently failed to file on a timely basis one report relating to one transaction involving the grant of stock options during 1997. In making these statements, the Corporation has relied on the written representations of its directors, executive officers and 10 percent holders and copies of the reports that they have filed with the Commission.

        PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board of Directors has proposed and recommends that shareholders approve an amendment to the Corporation's Articles of Incorporation that would increase the number of shares of Common Stock that the Corporation has authority to issue from 5,000,000 shares to 10,000,000 shares. Following adoption of this amendment, the aggregate number of shares that the Corporation will have authority to issue would be 10,200,000 shares consisting of 10,000,000 shares of Common Stock, with one vote per share, and 200,000 shares of preferred stock. As of March 19, 1998 the Corporation has 3,650,686 share of Common Stock outstanding. There are no shares of preferred stock outstanding.

     The Board of Directors believes an increase in the authorized shares of Common Stock will be advantage to the Corporation. Increasing the number of authorized shares of Common Stock will provide additional shares for issuance for any valid corporate purpose, including stock dividends, potential acquisitions and raising capital by sale of additional shares. The Board of Directors paid a 100% stock dividend on March 18, 1998. The stock dividend increased the number of shares outstanding from 1,825,343 shares to 3,650,686 shares, as of the stock dividend payment date. The Board of Directors has no present plans, agreements, or understanding with respect to any transactions that would require issuance of any authorized Common Stock other than the issuance of shares through the Corporation's Stock Compensation Plan and Dividend Reinvestment and Stock Purchase Plan. However, should management deem it advisable, the Corporation could issue authorized but unissued Common Stock to consummate any such transaction without the necessity of further shareholder approval.

     The issuance of any additional Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity of the present holders of Common Stock, depending upon the terms of these specific transactions.

     The proposed amendment requires the approval of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote at the Annual Meeting. Abstentions and broker nonvotes will have the effect of a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

         PROPOSAL TO APPROVE AN AMENDMENT TO THE STOCK COMPENSATION PLAN

     The Corporation's Stock Compensation Plan (the "Plan") has been in effect since 1993. At the 1997 Annual Meeting, the Shareholders reapproved the Plan and certain amendments thereto, primarily in order to bring the Plan into compliance with certain federal tax regulations. The Plan originally authorized the issuance of 360,000 shares (as adjusted for the recent stock dividend) pursuant to options and other awards granted under the Plan. Since the Plan has been in effect for more than five years, most of the shares have been issued, so that only 4,900 shares are presently available for additional grants under the Plan. Because the Board considers the Plan to be an effective way to provide long-term incentives for the Corporation's employees and to align the employees' interest with those of the Corporation's shareholders, the Board has amended the Plan to increase the number of shares available for awards under the Plan to 720,000 (the "Plan Amendment").

     At the 1994 Annual Meeting, the shareholders approved the FNB Corp. Savings Institutions Management Compensation Plan, which permitted the Corporation to grant up to 360,000 shares of common stock (as adjusted for the recent stock dividend) pursuant to incentive stock options, nonqualified stock options and restricted and unrestricted stock bonuses in connection with any savings banks or savings institutions acquired by the Corporation. No shares were ever issued under that plan, and the Board terminated the plan in February 1998. Thus, the Stock Compensation Plan is now the only plan of the Corporation providing for the issuance of Corporation common stock to employees, directors and advisory directors.

     The Corporation is seeking shareholder approval of the Plan Amendment in order to allow incentive stock options granted under the Plan to receive favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as described below and to comply with the requirements of Section 162(m) of the Code. The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan.

DESCRIPTION OF THE PLAN

     The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee may grant (i) incentive stock options and restricted and unrestricted stock bonuses to key employees and (ii) nonqualified stock options to key employees, officers, directors (whether or not employees) and advisory board members. The Board of Directors is authorized under the Plan to grant nonqualified options to nonemployee directors and advisory board members. The Corporation has approximately 100 employees, nonemployee directors and advisory board members whom it considers eligible to receive awards under the Plan. The Plan is intended to allow certain key employees, officers, directors and advisory board members of the Corporation and its subsidiaries to have an opportunity to acquire an ownership interest in the Corporation and to encourage them to continue to promote the Corporation's best interests.

     The number and class of shares available under the Plan will be adjusted in the event of stock splits and combinations, stock dividends and similar changes in the capitalization of the Corporation.

     The Plan allows the Committee and the Board of Directors broad discretion in determining the number of shares and the particular terms of any stock option or stock bonus. The exercise price of stock options may not be less than the fair market value of the Common Stock as of the date the option is granted. The closing market price of the Common Stock as reported on NASDAQ on March 19, 1998, was $27.50 per share. Unless otherwise provided in the Plan or in an option agreement evidencing such option, one-fifth of each option becomes exercisable on and after each of the first, second, third, fourth and fifth anniversary dates of the grant.

     The terms of each option are as provided in the applicable option agreement, but no stock option granted may have a term in excess of ten years from the grant date. In addition, any incentive stock option which is granted to a key employee who holds more than 10% of the total combined voting power of all classes of stock of the Corporation or its affiliates is exercisable only at a price which is at least 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercisable more than five years after the date on which it is granted. Unless otherwise provided in the applicable option agreement, all unexercised options terminate three months after an optionee's termination of employment for any reason other than death. If a termination of employment is due to death, the option must be exercised, if at all, within one year of termination.

     The Plan may be amended, modified, suspended or terminated by the Board of Directors of the Corporation provided, however, that no such amendment may (i) increase the maximum aggregate number of shares available under the Plan, (ii) change the minimum option exercise price provided in the Plan, (iii) extend the period during which options and stock bonuses may be exercised or granted or
(iv) expand the class of persons eligible to receive options or stock bonuses. Unless sooner terminated as provided in the Plan, the Plan will terminate on March 10, 2003. No options or stock bonuses may be granted after the Plan has terminated.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Any incentive stock options granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Code. The grant of an incentive stock option generally does not result in taxable income to the optionee at the time of grant or at the time of exercise. However, for any year in which Common Stock is purchased upon exercise of the option, the difference between the fair market value of the Common Stock at the time of exercise and its cost to the employee is an item of adjustment for purposes of computation of an employee's alternative minimum tax under Section 55 of the Code. If the optionee exercises the option and then sells the Common Stock purchased under the option at a gain, the excess of the sales price of the Common Stock over its cost to the optionee is taxable as a long-term capital gain if the sale is made more than two years from the granting of the option and more than one year from the transfer of the Common Stock to the optionee. If the sale is made within two years after the granting of the option or within one year after the Common Stock is transferred to the optionee, the optionee will generally recognize ordinary income, equal to the fair market value of the Common Stock on the date of exercise less the option price, and capital gain (long-term or short-term as the case may be), equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No tax deduction is generally available to the Corporation as a result of the granting of incentive stock options, the exercise of such options, or the sale by optionees of the Common Stock purchased. However, the Corporation is entitled to a deduction in an amount equal to the ordinary income, if any, realized by an optionee on the sale of Common Stock purchased pursuant to the exercise of an incentive stock option.

     Nonqualified options granted under the Plan are not intended to qualify as "incentive stock options" under Section 422 of the Code. An optionee does not receive taxable income, and the Corporation receives no deduction, by reason of the grant of a nonqualified option. On the date any such option is exercised, an optionee is deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price. At that time, the Corporation receives a deduction in the same amount.

     Stock bonuses granted under the Plan result in the recipient recognizing ordinary income equal to the fair market value of the Common Stock when the Common Stock is no longer subject to substantial risk of forfeiture or may be transferred free of such risk. For unrestricted stock bonuses, the recipient recognizes this income on the date of grant. In addition, the recipient of a restricted stock bonus may elect to report this income in the year the Common Stock is transferred to him even though the income would otherwise be deferred. At the time the recipient includes the restricted stock bonus as income, the Corporation would receive a deduction in the same amount.

     The Plan provides that the Committee may, in its discretion, grant tax reimbursement payments to stock bonus and nonqualified stock option recipients for use in paying income taxes resulting from such bonuses or options.

     Any discussion herein pertaining to a deduction for the Corporation is qualified by application of Section 162(m) of the Code and the regulations thereunder. Section 162(m) limits to $1,000,000 per year the allowable deduction for compensation paid to or accrued by the chief executive officer and the four most highly compensated officers (other than the chief executive officer), except that such limit does not include "performance-based compensation," as that term is defined therein. If the Plan amendment is approved by shareholders in the manner described below, compensation realized upon the exercise of options will be "performance-based" if the exercise price is at least equal to the fair market value of the underlying stock on the date of grant. The Plan is intended to meet the provisions of Section 162(m) such that any deductions realized from stock option transactions thereunder will not be limited. Compensation derived from stock bonus awards granted under the Plan is not intended to qualify as "performance-based" under the Section 162(m) regulations. Since stock bonus awards are granted in minimal numbers, the Corporation believes it is unlikely that granting such awards will result in nondeductible compensation through the application of Section 162(m).

VOTE REQUIRED; EFFECT OF NONAPPROVAL

     In order for incentive stock options granted under the Plan to receive the favorable tax treatment described above and for options granted under the Plan to comply with Section 162(m) of the Code and the Regulations thereunder, it is necessary that the Plan Amendment be approved by the shareholders of the Corporation. The Plan Amendment will not become effective unless the Plan is approved by a majority of the votes cast at a shareholders' meeting at which a quorum is present, either in person or by proxy. Abstentions and broker nonvotes will have no effect. If such approval is not obtained, the Plan as currently in effect will remain effective until it expires on March 10, 2003.

PLAN BENEFITS

     Because the Plan is discretionary, it is not possible to determine what options the Committee or the Board of Directors will grant thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE STOCK COMPENSATION PLAN.

                              INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as independent auditors for the 1998 fiscal year. This selection is being presented to the shareholders for ratification at the Annual Meeting.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if he desires to do so. Such representative will be available to respond to questions relating to the 1997 audit of the Corporation's financial statements.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 14, 1998.

                                  OTHER MATTERS

     There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.

     By Order of the Board of Directors:




                                                              Michael C. Miller
                                                              President


Date:  April 13, 1998

                                    FNB CORP.
                                101 Sunset Avenue
                         Asheboro, North Carolina 27203

             Proxy for Annual Meeting of Shareholders - May 12, 1998

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Reynolds Neely, Jr. and Charles W. Stout, M.D., or either of them, proxies with full power of substitution to vote all shares of FNB Corp. standing in the name of the undersigned at the above Annual Meeting of Shareholders, and all adjournments thereof:

1. ELECTION OF CLASS III DIRECTORS TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2001: James M. Campbell, Jr., Thomas A. Jordan, Michael C. Miller

         _____ With authority to vote for all nominees listed above, except as designated below.
         _____ Without authority to vote for all nominees listed above.
         -----------------------------------------------------------------------
         To withhold authority to vote for any individual nominee, write the nominee's name in the space above.

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION to increase the number of authorized common shares from 5,000,000 to 10,000,000.

         _____ FOR          _____ AGAINST   _____ ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE STOCK COMPENSATION PLAN to increase the number of common shares covered by the Plan from 360,000 to 720,000.

         _____ FOR          _____ AGAINST   _____ ABSTAIN

4. PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK LLP as independent auditors. _____ FOR _____ AGAINST _____ ABSTAIN

5. With discretionary authority upon such other matters as may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION TO VOTE FOR THE NOMINEES, APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION, APPROVAL OF AN AMENDMENT TO THE STOCK COMPENSATION PLAN AND THE RATIFICATION OF THE SELECTION OF AUDITORS. THE PROXY WILL BE VOTED ACCORDINGLY UNLESS OTHERWISE SPECIFIED.


Dated:   _____________________, 1998       __________________________________
                                           Signature of Shareholder

                                           ----------------------------------
                                           Signature of Shareholder

                                           When signing as attorney, executor,
                                           administrator, trustee or guardian, please
                                           give full title.  If more than one trustee, all
                                           should sign.  All joint owners must sign.
